Exhibit 10.18

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of  November 4, 2009, by and between Locateplus Holdings Corporation, a Delaware corporation (the “Company”), 100 Cummings Center, No. 235M, Beverly, MA 01915 and Dutchess Private Equities Fund Ltd., a Cayman Islands exempted company (“Dutchess”), 50 Commonwealth Avenue, Suite 2, Boston, MA 02116.

RECITALS

    WHEREAS, approximately $1,817,828 in principal and accrued interest is currently owed to Dutchess by the Company and is outstanding on the books and records of the Company, which amount is comprised of: (i) that Convertible Debenture between Dutchess and the Company dated December 30, 2005 and (ii) that Convertible Debenture between Dutchess and the Company dated March 16, 2007 issued to Dutchess by the Company (the “Debentures”), true copies of which are attached as Exhibit A;

    WHERAS, Dutchess holds a warrant to purchase up to 1,125,000 shares of the Company’s Common Stock at an exercise price of $.10 per share (the “Warrant”) a true copy of which is also attached as Exhibit B;

    WHEREAS, Dutchess desires to convert all amounts outstanding under the Debentures and Warrant (collectively, the “Obligations” and each an “Obligation”) into an aggregate of 72,000 shares of Series A Preferred Stock, Par Value $1.00 per share (“Preferred Stock”), of the Company (the “Preferred Shares”), and the Company desires to convert such Obligations into such Preferred Shares.

    NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. Conversion of the Obligations; Issuance of the Preferred Shares.

       1.1 At the Closing (as defined in Section 2 hereof) and subject to the terms and conditions of this Agreement, Dutchess hereby agrees to convert all of the Obligations into the Preferred Shares at a conversion price of twenty-five dollars ($25.00) per share, and the Company hereby agrees to issue an aggregate of seventy-two thousand (72,000) Preferred Shares to Dutchess.  By converting the Obligations into the Preferred Shares, Dutchess acknowledges and agrees that the Obligations will be cancelled and terminated in all respects and for all purposes and that Dutchess will be deemed to have released all claims held by Dutchess with respect to the Obligations, including the payment of principal and interest thereon, and any fees and other amounts payable with respect to the Obligations.

       1.2 For purposes of calculating the holding periods for the Preferred Shares, Dutchess shall tack back to the holding period(s) for the specific Debenture(s) under which Dutchess became entitled to receive the Preferred Shares pursuant to this Agreement.  The Company shall not adopt a position inconsistent with the foregoing or contest such tacking for any reason and shall cooperate with Dutchess in any efforts Dutchess may undertake to assert such tacking in connection with the future sale of any Preferred Shares.

    2. Closing; Delivery of Preferred Shares.

       2.1 Closing.  The closing of the conversion of the Obligations and the issuance of the Preferred Shares (the “Closing”) shall occur at 10:00 a.m. local time on a date to be mutually agreed upon on or before December 31, 2009 (the “Closing Date”) at the offices of the Company, or at such other location as shall be agreed by the parties.

       2.2 Deliveries.  At the Closing, the Company shall deliver to Dutchess (i) a stock certificate representing the Preferred Shares in the name of Dutchess; and (ii) and Stipulation of Dismissal without Prejudice of the current case of LocatePLUS Holdings Corporation v Dutchess Private Equities Fund, Ltd.  in Suffolk Superior Court, Civil Action No. 09 - 1385A and Dutchess shall deliver (i) instruments of cancellation of the Obligations, (ii) an assignment to the Company of all shares of capital stock of the Company or rights thereto owned by Dutchess or any of its affiliates and (iii) an assignment of certain Debt pursuant to a Debt Purchase Agreement dated as of November 4, 2009 between the parties.  .

    3. Representations and Warranties of Dutchess. Dutchess represents and warrants to the Company as follows.

       3.1 Acquisition for Own Account for Investment.  Dutchess is acquiring the Preferred Shares for Dutchess’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Preferred Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”).

       3.2 Understanding of Risks.  Dutchess is aware of the highly speculative nature of the investment in the Preferred Shares and the financial hazards involved in such investment.

       3.3 Dutchess’s Qualifications.  By reason of Dutchess’s business or financial experience, Dutchess is capable of evaluating the merits and risks of this investment, has the ability to protect Dutchess’s own interests in this transaction, and is financially capable of bearing a total loss of the investment.

      3.4 No General Solicitation; Place of Sale.  At no time was Dutchess presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Preferred Shares.

       3.5 Compliance with Securities Laws.  Dutchess understands and acknowledges that the Preferred Shares are not being registered with the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act, but instead are being sold under an exemption or exemptions from the registration and qualification requirements of the 1933 Act or applicable state securities laws that impose certain restrictions on Dutchess’s ability to transfer the Preferred Shares.

       3.6 Restrictions on Transfer.  Dutchess understands that Dutchess may not transfer any Preferred Shares unless such Preferred Shares are registered under the 1933 Act or applicable state securities laws, or unless exemptions from such registration and qualification requirements are available.

       3.7 Representation by Counsel.  Dutchess has been represented by its own counsel, accountant and tax specialist in connection with the acquisition of the Preferred Shares and entering into this Agreement and acknowledges that Dutchess is not relying on any securities, tax, accounting or other advice from the Company or its counsel or advisors.

    4. Representations and Warranties of the Company. The Company represents and warrants to Dutchess as follows.

       4.1 Authority.  The Company has the power and authority to enter into and perform its obligations under this Agreement and to issue the Preferred Shares to Dutchess. The Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.  The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary action and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

       4.2 Valid Issuance of Preferred Shares.  The Preferred Shares, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable shares of  Series A Preferred Stock. The Company’s obligation to issue such Preferred Shares and to close according to the terms and conditions of this Agreement are contingent upon the Company’s having obtained all required authorizations.

       4.3 Representation by Counsel.  The Company has been represented by its own counsel, accountant and tax specialist in connection with the issuance of the Preferred Shares and entering into this Agreement and acknowledges that the Company is not relying on any securities, tax, accounting or other advice from Dutchess or its counsel or advisors.

       4.4 Consent. No consent, approval, authorization or order of any court or governmental authority or third-party is required in connection with the execution, delivery or performance of this Agreement by the parties.

    5. Covenants of the Company.  The Company hereby covenants to Dutchess as follows:

       5.1 Within ten (10) days of the execution of this Agreement the Company shall commence to obtain the necessary authorizations to create and issue the Preferred Shares and shall    file any and all necessary paperwork with the Delaware Secretary of State and the Board of Directors shall approve the execution of a Certificate of Designations, Preferences and Rights of Series A Preferred Stock, Par Value $1.00 per share  (the “Certificate”)  substantially in the form of Certificate attached as Exhibit C to this Agreement.  which shall include, among other rights, privileges and preferences, the following:

 a.           Dividends shall be paid quarterly, in cash or in  Series A Preferred Stock, at the option of the Corporation,, at the rate of  twenty five cents ($.25) per share..  Dividends shall be cumulative.

 b.           At the option of the holder thereof, each share of Preferred Stock may be converted into 41.66 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), as set forth in the Certificate.

c.   The Series A Preferred Stock shall be senior in rights, privileges and preferences to all other series of preferred or common stock of the Company, including with respect to dividend, distribution and liquidation rights, privileges and preferences.

       5.2 The Company shall purchase pro rata from all the holders of the Preferred Shares, at the beginning of each calendar quarter, those amounts of Preferred Shares at a price of $25 per share, all  as set forth below:

i.	From the Closing through December 31 2010 – 600 Preferred Shares

ii.	From March 31, 2011 through December 31, 2011 – 1,000 Preferred Shares

iii.	From March 31, 2012 through December 31, 2012 – 1,400 Preferred Shares.

       The specified number of Preferred Shares which the Company is obliged to purchase by any specified date shall be reduced by the number of Preferred Shares converted to Common Stock before such date and by the number of Preferred Shares purchased by the Company before such date pursuant to any Puts as set forth below.

       5.3  Each holder of Preferred Shares shall have the right, at its sole option, after November 1, 2009, to request that the Company buy a specified number of shares of Preferred Shares owned by such holder in exchange for payment by the Company of the Put Consideration (as defined below).  In order to exercise this right, the holder shall send the Company a  signed and dated notice in writing setting forth the number of shares of Preferred Shares that the holder intends to sell and a computation of the Put Consideration.  The “Put Consideration” is the product of the number of Preferred Shares that the holder intends to sell multiplied by twenty-five dollars ($25.00) per Share (the “Put Price”). The total Put Consideration payable by the Company during any calendar quarter shall not exceed fifteen thousand dollars ($15,000) through the last quarter of 2010, twenty five thousand dollars ($25,000) per quarter through the last quarter of 2011 and thirty five thousand dollars ($35,000) thereafter. The Company, in its sole discretion, may determine whether to agree to an increase in the Put Consideration as described above.

       5.4  While the Preferred Shares are outstanding, the Company shall authorize and reserve a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion and purchase of the holders of the Preferred Shares, which amounts shall be determined by reference to the Certificate.

       Acknowledgements. The parties hereby acknowledge and agree that, as of the date hereof, the outstanding balances under the Debentures, are as set forth on Exhibit D attached hereto.

    6. Restrictive Legend.

       6.1 Legend.  Dutchess understands and agrees that the Company may place the legend set forth below or a similar legend on any stock certificates evidencing the Preferred Shares, or any Common Stock into which the Preferred Shares are converted, together with any other legends that may be required by state or federal securities laws or the Company’s Certificate of Incorporation or Bylaws:

       THE SECURITIES REPRESENTED THIS CERTIFICATE  HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND
       MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM..

    7. Compliance with Laws and Regulations.  The sale and transfer of the Preferred Shares will be subject to and conditioned upon compliance by the Company and Dutchess with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

    8.General Provisions.

       8.1 Successors and Assigns; Assignment.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.  This Agreement is not assignable without the prior written consent of the parties hereto, except that Dutchess may assign this Agreement to any affiliate upon notice to, and without the consent of the Company.

       8.2 Governing Law.  The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

       8.3  Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent by express courier.  All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address first set forth above or at such other address as such party may designate by one of the indicated means of notice herein to the other party hereto.

       8.4 Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

       8.5 Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

       8.6 Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

       8.7 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

       8.8 Facsimile Signatures.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party

       8.9 Amendment and Waivers.  This Agreement may be amended only by a written agreement executed by each of the parties hereto.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

       8.10 Third-Party Beneficiaries.  Nothing in this Agreement is intended to confer upon any other person, whether or not named herein, and rights or remedies of any nature whatsoever under or by reason of this Agreement.

       8.11 Disputes Under the Agreement. All disputes arising under this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws.  The parties to this Agreement shall submit all disputes arising under this Agreement to arbitration in Boston, Massachusetts before a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association (the “AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts.  No party hereto will challenge the jurisdiction or venue provisions as provided in this section. The decisions of the arbitrator shall be final and binding on all parties, shall not be subject to appeal and may be enforced by any party in a court of applicable jurisdiction.  Nothing in this section shall limit the Holder's right to obtain an injunction for a breach of this Agreement  from a court of law.  Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth herein, fully adjudicates the dispute.

[Signature page follows]

IN WITNESS WHEREOF, the Company and Dutchess have caused this Debt Conversion Agreement to be executed and delivered as of the date first written above.

DUTCHESS PRIVATE EQUITIES FUND, LTD.:
By:___________________ Name: Douglas H. Leighton Title: Director

THE COMPANY:
LOCATEPLUS HOLDINGS CORPORATION
By: ____________________ Name: Geoffrey Lee Its: Interim Chief Executive Officer